                                                                     EXHIBIT 4.8


PLEDGE AGREEMENT entered into as of the 7th day of February, 2003,

 BY: SUN MEDIA CORPORATION/CORPORATION SUN MEDIA, a company continued under the laws of British Columbia, having its registered office at 800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 3P3 and having its chief executive office at 333 King Street, Toronto, Ontario, M5A 3X5 (hereinafter called "Pledgor")

 IN FAVOUR OF:             BANK OF AMERICA, N.A., a duly constituted bank,
                           having a place of business at 555 South Flower, 17th floor, in the City of Los Angeles, California, 90071, and at 200 Front Street West, Suite 2700, Toronto,
                           Ontario, M5V 3L2, acting as Administrative Agent for each present and future Lender under the Credit
                           Agreement hereinafter described (the "Secured Party")

In consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Pledgor and the Issuer (as hereinafter defined) agree with the Secured Party as follows:

1.       INTERPRETATION

1.1.     Definitions - In this Agreement:

         "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended or supplemented from time to time, and not to any particular section or other portion hereof;

         "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the State of New York;

         "Collateral" means all of the property of the Pledgor subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

         "Credit Agreement" means the credit agreement dated as of February 7th, 2003 among the Pledgor as borrower, the financial institutions named on the signature pages thereto, as Lenders, and the Secured Party (as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time);

         "Credit Documents" has the meaning ascribed thereto in the Credit Agreement;

         "Event of Default" has the meaning given to such term in section 7;

         "General Intangible" has the meaning given to such term in the UCC;


                                Pledge Agreement
                                 Signature Page

Exhibit 4.8

         "Instrument" has the meaning given to such term in the UCC;

         "Issuer" means Toronto Sun International, Inc., a Delaware corporation.

         "Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

         "Obligations" means obligations of every nature, absolute or contingent, direct, indirect or otherwise, in any currency, now or at any time and from time to time hereafter due or owing by the Pledgor to the Secured Party and each Lender arising under or in connection with the Credit Documents (such obligations as amended, amended and restated, modified, supplemented or renewed);

         "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "Proceeds" has the meaning given to such term in the UCC;

         "Security" has the meaning given to such term in the UCC;

         "Security Interest" has the meaning given to such term in section 2.1; and

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2. Currency - Except where otherwise expressly provided and without limitation of Pledgor's obligations pursuant to Section 7.4 of that certain Guarantee dated as of the date hereof made by the Pledgor and certain of its affiliates in favour of the Secured Party, all amounts in this Agreement are stated and shall be paid in United States currency.

1.3. Gender and Number - In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4. Invalidity of Provisions - Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5. Amendment, Waiver - No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.


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1.6. Governing Law, etc. - (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such State, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York.

         (a)

         (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in New York or of the United States for the Southern District of such state; provided, however, that any suit seeking enforcement against any collateral or other property shall be brought, at the Secured Party's option, in the courts of any jurisdiction where such collateral or other property may be found. By execution and delivery of this Agreement, the Pledgor and the Secured Party consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Pledgor and the Secured Party irrevocably waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or other document related thereto. The Pledgor and the Secured Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.

         (c) Each party to this Agreement hereby expressly waives, to the fullest extent permitted by applicable law, any right to trial by jury of any claim, demand, action or cause of action arising under any loan document or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Credit Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

2.   SECURITY INTEREST

2.1. Creation of Security Interest - The Pledgor hereby grants to the Secured Party, by way of a security interest, pledge, charge, assignment and hypothec, a security interest (the "Security Interest") in:

         (a) all of the Securities listed in Schedule "A", appended hereto and forming part hereof;

         (b) all dividends, income or other distributions, whether paid or distributed in cash, Securities or other property, in respect of any of the property described in this section;

         (c) all General Intangibles now or hereafter relating in any way to any of the property described in this section; and


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         (d) all Proceeds (including Proceeds of Proceeds) of any of the property fescribed in this section.

2.2. Attachment - The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Pledgor has rights in such Collateral.

2.3. Delivery of Certificate and Documents - The Pledgor herewith delivers to the Secured Party all certificates or other documents representing or relating to the Collateral described in clause 2.1(a) either endorsed in blank or accompanied by duly executed in blank stock powers or other necessary instruments of transfer requested by the Secured Party.

3.   OBLIGATIONS SECURED

3.1. Obligations Secured - The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

4.   REPRESENTATIONS AND WARRANTIES

4.1. Representations and Warranties - The Pledgor represents and warrants, and so long as this Agreement remains in effect shall be deemed continuously to represent and warrant, that:

         (a) the Collateral have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and constitute that percentage of the issued and outstanding shares in the capital and other ownership interest of the Issuer set forth in Schedule "A" hereto;

         (b) none of the rights of the Pledgor arising as the legal and beneficial owner of the Collateral have been surrendered, cancelled or terminated except as set forth in this Agreement; and

         (c) there is no default or dispute existing in respect of the Collateral.

5.   COVENANTS OF THE PLEDGOR

5.1. Covenants - The Pledgor covenants and agrees that:

         (a) it shall deliver to the Secured Party from time to time promptly upon request any Securities or certificates constituting, representing or relating to the Collateral; and

         (b) in the event that it shall become entitled to receive or shall receive any shares or certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any portion of the Collateral (or otherwise in respect thereof), the Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly endorsed (in blank) by the Pledgor



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         to the Secured Party, if required, together with an undated stock power or other necessary instrument of transfer covering such certificate duly executed in blank by the Pledgor, to be held by the Secured Party, subject to the terms of this Agreement, as additional security for the Obligations. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Issuer shall be held by the Secured Party as additional security for the Obligations.
         If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, then the Pledgor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of the Pledgor, as additional collateral securing the Obligations.

6.   DEALING WITH THE COLLATERAL

6.1. Registration of the Collateral in Name of Secured Party - The Pledgor hereby authorizes the Secured Party, immediately following the occurrence and continuation of an Event of Default that has not been waived, to (a) cause such of the Collateral as is registrable to be registered in the name of the Secured Party or its nominee, (b) instruct the Issuer to effect such registration upon the request of the Secured Party, and (c) transfer such Collateral into the name of the Secured Party or its nominee, so that the Secured Party or its nominee may appear as the sole owner of record of such Collateral.

6.2. Notices and Other Communications in Respect of the Collateral - The Pledgor shall deliver promptly to the Secured Party copies of all notices or other communications received by the Pledgor in respect of the Collateral. Until the occurrence and continuation of an Event of Default that has not been waived, the Secured Party shall deliver promptly to the Pledgor all notices or other communications received by the Secured Party or its nominee in respect of the Collateral. After the occurrence and continuation of an Event of Default that has not been waived, the Pledgor waives all rights to receive any notices or communications received by the Secured Party or its nominee in respect of the Collateral.

6.3. Voting and Other Rights - Once any part of the Collateral is registered in the name of the Secured Party, the Secured Party may, but shall not be obligated to, vote and exercise all rights of conversion or retraction or other similar rights with respect to any Collateral and the Secured Party shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Collateral. The Pledgor covenants and agrees that it has not and shall not enter into any voting trust arrangements or shareholder's agreements of any nature whatsoever in respect of the Collateral, including without limitation any agreement which would limit or purport to limit the voting rights of the Pledgor prior to the occurrence of an Event of Default or the Secured Party following any Event of Default.

6.4. Delivery of the Collateral to Secured Party - Save for Permitted Distributions (as such term is defined in the Credit Agreement) all Collateral received at any time by or on behalf of the Pledgor, whether before or after the occurrence of an Event of Default, shall be received and held by or on behalf of the Pledgor in trust for the Secured Party and shall be delivered to the Secured Party immediately upon such receipt.



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7.   EVENTS OF DEFAULT

7.1. Events of Default - The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an Event of Default hereunder.

8.   REMEDIES

8.1. Remedies Available - Upon the occurrence and continuation of an Event of Default, the Secured Party may, either directly or through its agents or nominees, sell or otherwise dispose of, or concur in selling or otherwise disposing of, whether by public sale, private sale or otherwise, the Collateral in such manner and on such terms as it considers to be commercially reasonable. In addition, the Secured Party, shall have the following rights, powers and remedies:

         (a) to make payments to Persons having prior rights or Liens on the Collateral; and

         (b) to demand, commence, continue or defend proceedings in the name of the Secured Party or in the name of the Pledgor for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of, or otherwise enforcing rights, powers or remedies with respect to, the Collateral and to give effectual receipts and discharges therefor.

         In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Pledgor and the Secured Party, and in addition to any other rights the Secured Party may have at law or in equity or otherwise, the Secured Party shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the UCC.

         The Secured Party may incur reasonable expenses in the exercise of its rights, powers and remedies set out in this Agreement.

8.2. Possession of the Collateral - The Pledgor acknowledges that the Secured Party shall at all times have possession of the Collateral, save for Permitted Distributions (as such term is defined in the Credit Agreement) whether before or after the occurrence of an Event of Default.

8.3. Remedies Not Exclusive - All rights, powers and remedies of the Secured Party under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Secured Party and any other rights, powers and remedies of the Secured Party however created or arising. No single or partial exercise by the Secured Party of any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Secured Party shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise. The Secured Party shall at all times have the right to proceed against the Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Secured Party may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Secured Party in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.


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8.4. Liability for Deficiency -- Upon a realization of the security interest constituted hereby, the Pledgor shall remain liable to the Secured Party for the Obligations.

8.5. Exclusion of Liability of the Secured Party - The Secured Party shall not be liable for any exercise or any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including, without limitation, taking possession of, collecting, enforcing, realizing, selling or otherwise disposing of, preserving or protecting the Collateral, or taking any steps or proceedings for any such purposes or any failure to do any of the foregoing, except in the event of its gross negligence or wilful misconduct. The Secured Party shall not have any obligation to examine any notices or other communications with respect to the Collateral or to advise the Pledgor of the expiry of any warrants, options or other rights in respect of or comprising the Collateral or to advise the Pledgor of any other matter relating to any Persons which are issuers of any of the Collateral, and the Secured Party shall not have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral, whether or not in the Secured Party's possession. Subject to the foregoing, the Secured Party shall use reasonable care in the custody and preservation of the Collateral in its possession.

8.6. Notice of Sale -- Except as required by the UCC or other applicable law, the Secured Party shall not be required to give the Pledgor any notice of any sale or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

8.7. Restriction on Public Sales - The Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in applicable securities laws or otherwise, and accordingly, may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Secured Party shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable securities laws, or otherwise, even if the issuer would agree to do so.

9.   APPLICATION OF PROCEEDS

9.1. Application of Proceeds - The Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Secured Party of the Collateral or from any sale or other disposition of, or realization of security on, the Collateral (except following acceptance of the Collateral in satisfaction of the Obligations) shall be applied by the Secured Party in the following order:

         (a) first, in payment of the Secured Party's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement;

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         (b) second, in payment of amounts paid by the Secured Party pursuant to clause 8.1(a);

         (c) third, in payment of the remainder of the Obligations in such order of application as the Secured Party may determine in accordance with the provisions of the Credit Agreement;

         (d) fourth, subject to sections 9.2 and 9.3, to any Person who has a security interest in the Collateral that is subordinate to that of the Secured Party and whose interest,

                  (i) was perfected by possession, the continuance of which was prevented by the Secured Party taking possession of the Collateral, or

                  (ii) was, immediately before the sale or other disposition by the Secured Party, perfected by registration;

         (e) fifth, subject to sections 9.2 and 9.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Secured Party of the interest before the distribution of such Proceeds; and

         (f) last, subject to sections 9.2 and 9.3, to the Pledgor or any other Person who is known by the Secured Party to be an owner of the Collateral.

9.2. Proof of Interest - The Secured Party may require any Person mentioned in clauses 9.1(d), 9.1(e), or 9.1(f) to furnish proof of that Person's interest, and unless the proof is furnished within ten days after demand by the Secured Party, the Secured Party need not pay over any portion of the Proceeds referred to therein to such Person.

9.3. Payment Into Court - Where there is a question as to who is entitled to receive payment under clauses 9.1(d), 9.1(e) or 9.1(f), the Secured Party may pay the Proceeds referred to therein into court.

9.4. Monies Actually Received - Only the actual Proceeds arising from the sale or other disposition of, or realization of security on, the Collateral, when actually received by the Secured Party, shall be credited to the Pledgor, and such actual Proceeds shall mean all amounts received in cash by the Secured Party upon such sale or other disposition of, or realization of security on, the Collateral.

10.   GENERAL

10.1. Power of Attorney - The Pledgor hereby appoints the Secured Party as the Pledgor's attorney, with full power of substitution, in the name and on behalf of the Pledgor, to execute, deliver and do all such acts, deeds, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Pledgor has herein agreed to execute, deliver and do or as may be required by the Secured Party to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Secured Party, and generally to use the name of the Pledgor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Secured Party. This appointment, coupled with an



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interest, shall not be revoked by the death, insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Pledgor or for any other reason.

10.2. Expenses -- Subject to any limitations in the Credit Agreement, the Pledgor shall pay to the Secured Party on demand all of the Secured Party's reasonable costs, charges and expenses (including, without limitation, legal fees on a solicitor and his own client basis) in connection with the preparation, registration or amendment of this Agreement, the perfection or preservation of the Security Interest, the enforcement by any means of any of the provisions hereof or the exercise of any rights, powers or remedies hereunder, together with interest thereon from the date each of such costs, charges and expenses was incurred to the date of payment at a rate equal to the applicable rate of interest on Prime Rate Advances determined in accordance with the provisions of the Credit Agreement.

10.3. Indemnity - The Pledgor shall indemnify the Secured Party and its nominees against all costs, expenses, liabilities, claims, demands, damages, losses, actions and proceedings of any kind which the Secured Party or its nominees may suffer or incur by reason of the Secured Party being now or hereafter a holder, or registered as owner, of the Collateral, save and except for those resulting from the Secured Party's own gross negligence or wilful misconduct.

10.4. Dealings with Others - The Secured Party may grant extensions of time and other -indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Issuer, debtors of the Issuer, sureties and other Persons and with the Collateral and other security as the Secured Party sees fit, without prejudice to the liability of the Pledgor to the Secured Party or the rights, powers and remedies of the Secured Party under this Agreement.

10.5. No Obligation to Advance - Nothing herein contained shall in any way obligate the Secured Party to advance any funds or otherwise make or continue to make any credit available to the Pledgor.

10.6. Perfection of Security Interest - The Pledgor and each of the Issuers authorizes the Secured Party to file such financing statements and other documents and do such acts, matters and things as the Secured Party may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Secured Party in the Collateral and to realize upon the Security Interest.

10.7. Communication - All notices, requests, demands or other communications between the parties hereto shall be given in accordance with the provisions of the Credit Agreement.

10.8. Successors and Assigns - This Agreement shall be binding on the Pledgor, the Issuer and each of their successors and shall enure to the benefit of the Secured Party and its successors and assigns. This Agreement may not be assigned by the Pledgor or the Issuer but shall be assignable by the Secured Party in connection with any permitted assignment under the Credit Agreement, free of any set-off, counter-claim or equities between the Pledgor or the Issuer and the Secured Party, and neither the Pledgor nor the Issuer shall assert against any assignee of the Secured Party any claim or defense that the Pledgor or the Issuer has against the Secured Party.

Copy Received --The Pledgor and the Issuer hereby acknowledge receipt of (i) a copy of this



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Agreement, and (ii) a copy of the financing statements/verification statement registered under the UCC in respect of the Security Interest, and (iii) a copy of the Credit Agreement.

IN WITNESS WHEREOF the Pledgor, the Issuer and the Secured Party have executed this Agreement as of the date first above written.

                                    SUN MEDIA CORPORATION/CORPORATION
                                    SUN MEDIA



                                    Per: /s/ Claudine Tremblay
                                         ---------------------------------------

ACCEPTED AND AGREED as of the date first above written

                                    TORONTO SUN INTERNATIONAL, INC.



                                    Per: /s/ Claudine Tremblay
                                         ---------------------------------------



                                     BANK OF AMERICA, N.A.



                                     Per: /s/ [illegible]
                                          --------------------------------------



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                                  SCHEDULE "A"

--------------------------------------------------------------------------------------------------------------------
         NUMBER OF SHARES OR                DESCRIPTION OF SECURITY INTEREST             PERCENTAGE OF SHARES
          OTHER SECURITIES
--------------------------------------------------------------------------------------------------------------------
                                             Common Shares of Toronto Sun
                  100                     International, Inc. represented by                     10%
                                                    certificate #1
--------------------------------------------------------------------------------------------------------------------
                                             Common Shares of Toronto Sun
                  900                     International, Inc. represented by                     90%
                                                    certificate #2
--------------------------------------------------------------------------------------------------------------------



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